UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    June 3, 2009

Franklin Electronic Publishers, Incorporated

(Exact name of registrant as specified in its charter)

Pennsylvania	1-13198	22-2476703
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Franklin Plaza, Burlington, New Jersey	08016-4907
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (609)386-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On June 3, 2009, the Registrant issued a press release announcing earnings for its fourth fiscal quarter ended March 31, 2009 and its fiscal year ended March 31, 2009. The full text of the press release issued by the Registrant on June 3, 2009 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item (including Exhibit 99.1) is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01.  OTHER EVENTS

The results reported in the Registrant’s press release dated June 3, 2009 for the fiscal year ended March 31, 2009 (attached hereto as Exhibit 99.1) give rise to breaches of the fixed charge coverage ratio and funded debt to EBITDA ratio covenants contained in the Registrant’s Revolving Credit and Security Agreement (the “Credit Agreement”) with PNC Bank, National Association (“PNC”) dated December 7, 2004, as amended by a First Amendment to Revolving Credit and Security Agreement dated December 29, 2005, an Amendment to Loan Documents dated December 22, 2006, an Amendment to Loan Documents dated March 30, 2007, an Amendment to Loan Documents dated as of December 7, 2007, Letter of Extension dated March 4, 2008, Letter of Extension dated May 6, 2008, Amendment to Revolving Loan and Security Agreement dated May 19, 2008, an Amendment to Loan Documents dated October 31, 2008, an Amendment to Revolving Credit and Security Agreement, dated December 31, 2008 and Amendment to Revolving Credit and Security Agreement, dated March 31, 2009. Under the terms of the Credit Agreement, a breach of any of the covenants contained therein permits PNC to terminate the Credit Agreement or refuse to extend credit thereunder. At March 31, 2009 and as of the date hereof, the Registrant had no borrowings outstanding under the Credit Agreement. The Registrant is currently discussing a waiver of such covenant breaches with PNC.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

99.1	Press Release, dated June 3, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franklin Electronic Publishers, Incorporated

Date: June 5, 2009	By: /s/ Frank A. Musto
Name: Frank A. Musto Title: Vice President, Chief Financial Officer